UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                             ------------------

                                 FORM 8-K


                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934




Date of report (Date of earliest event reported)        April 27, 2004
                                                 -----------------------------


                        Security Federal Corporation
------------------------------------------------------------------------------
            (Exact Name of Registrant as Specified in Charter)


   South Carolina                   0-16120                    57-0858504
------------------------------------------------------------------------------
(State or Other Jurisdiction      (Commission              (I.R.S. Employer
of Incorporation)                  File Number)            Identification No.)


1705 Whiskey Road South, Aiken, South Carolina                  29801
------------------------------------------------------------------------------
(Address of Principal Executive Offices)                      (Zip Code)


Registrant's telephone number, including area code         (803) 641-3000
------------------------------------------------------------------------------


                                 Not Applicable
------------------------------------------------------------------------------
        (Former Name or Former Address, if Changed Since Last Report)





Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits

             99.1 News Release of Security Federal Corporation dated April 27, 2004.


Item 12. Results of Operations and Financial Condition.

     On April 27, 2004, Security Federal Corporation issued its earnings release for the quarter ended March 31, 2004. A copy of the earnings release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.





                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: April 28, 2004                  SECURITY FEDERAL CORPORATION



                                      /s/ Roy G. Lindburg
                                      -------------------------------------
                                      Roy G. Lindburg
                                      Treasurer and Chief Financial Officer





                                    Exhibit 99.1

                           News Release Dated April 27, 2004




            SECURITY FEDERAL CORPORATION ANNOUNCES QUARTERLY EARNINGS

     AIKEN, S.C.--(BUSINESS WIRE)--April 27, 2004--Security Federal Corporation (OTCBB:SFDL), the holding company of Security Federal Bank, announced record earnings for the seventh consecutive year totaling $4.3 million or $1.70 per share (basic) for the year ending March 31, 2004 compared to $3.2 million or $1.29 per share (basic) for the year ending March 31, 2003, an increase in earnings of 32%.

     A portion of the increase in earnings was the result of a branch sale, which increased net income after tax and contingencies by approximately $820,000. Excluding the gain from the branch sale, which occurred in February 2004, earnings were a record $3.4 million or $1.37 per share (basic) for the year ending March 31, 2004, an increase of 6.6%. Contributing to the increase in earnings were a decrease in the provision for loan losses of $600,000 or 33%, an increase in service fees on deposit accounts of $78,000 or 6.2%, and an increase in other income, which includes gains on sales of repossessed assets, trust fees, insurance and brokerage commissions, and other fees, of $142,000 or 21%. Net interest income decreased $239,000 or 1.8%, gain on sale of mortgage loans decreased $326,000 or 20%, while general and administrative expenses increased $42,000 or less than 1%.

     For the quarter ending March 31, 2004, earnings were $1.5 million or $0.62 per share (basic) compared to $773,000 or $0.30 per share (basic) for the three months ending March 31, 2003. Without the branch sale, earnings for the March 2004 quarter were $728,000 or $0.29 per share (basic), a decrease in quarterly earnings of $45,000 or 5.8%. The primary factors in the decrease in earnings were a $406,000 or 85% decrease in the gain on sale of mortgage loans and a $115,000 or 4.4% increase in general and administrative expenses. Net interest income increased $237,000 or 7.3%, provision for loan losses decreased $150,000 or 33%, while other income increased $44,000 or 28%.

     Total assets increased 19% to $528.0 million, net loans receivable increased 6.9% to $259.9 million, and deposits increased 8.7% to $389.6 million at March 31, 2004 compared to March 31, 2003.

     Security Federal Bank has eleven full service branches located in Aiken, Clearwater, Graniteville, Langley, Lexington, North Augusta, Wagener, and West Columbia, South Carolina. The Bank plans to open a new full service branch in Irmo, South Carolina during calendar 2005. Additional financial services are offered through the Bank's three wholly owned subsidiaries, Security Federal Trust Inc., Security Federal Investments Inc., and Security Federal Insurance Inc., which offer a full scope of insurance, investment, and trust services, including financial and retirement planning.


CONTACT:  Security Federal Corporation
          Roy Lindburg, 803-641-3070
